UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   January 18, 2006
                                                 ____________________________


                         Willow Grove Bancorp, Inc.
_____________________________________________________________________________
          (Exact name of registrant as specified in its charter)



Pennsylvania                            0-49706                  80-0034942
_____________________________________________________________________________
(State or other jurisdiction    (Commission File Number)        (IRS Employer
of incorporation)                                         Identification No.)



Welsh and Norristown Roads, Maple Glen, Pennsylvania                    19002
_____________________________________________________________________________
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code   (215) 646-5405
                                                    _________________________


                             Not Applicable
_____________________________________________________________________________
       (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01  Entry Into a Material Definitive Agreement
           __________________________________________

     On January 18, 2006, Willow Grove Bank (the "Bank"), the wholly owned savings bank subsidiary of Willow Grove Bancorp, Inc. (the "Company"), entered into a Change in Control Severance Agreement (the "Agreement") with each of Neelesh ("Neil") Kalani and Patrick Killeen (each of whom is hereinafter referred to as an "Officer"), who recently commenced employment with the Bank as its Chief Accounting Officer and Chief Administrative and Risk Manager, respectively. Pursuant to the terms of the Agreement, in the event the Officer's employment was terminated in connection with a change-in-control of Willow Grove Bank or within 12 months thereafter, the Officer would be paid an amount equal to one times his average annual compensation (defined as the five-year average base salary and bonus) subject to mitigation and to no payment being deemed a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended. The Agreements have an initial term expiring June 30, 2007 (which term will be extended for additional one-year periods each July 1st unless prior notice to the contrary is given).

     In addition, on January 18, 2006, the Bank entered into Amendment Number 1 (the "Amendment") to its existing employment agreement, dated May 1, 2004, with Christopher E. Bell. Pursuant to the terms of the Amendment, on or about February 1, 2006, Mr. Bell will transfer to the Bank's Commercial Lending Department. The Amendment provides for a term which will expire on November 30, 2006, during which time Mr. Bell will continue to receive his current base salary and benefits. In the event that Mr. Bell's employment was terminated prior to November 30, 2006 for any reason other than cause, Mr. Bell would be entitled to receive a cash severance equal to six-months of his base salary, plus continued health care benefits for six months and cash equal to the fair value of Mr. Bell's unvested stock option and recognition and retention plan awards that otherwise would have vested by November 2, 2007.

     For additional information, reference is made to the Agreements and the Amendment which are included herein as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, and which are incorporated herein by reference thereto.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
           ____________________________________________________________________

      (a)  Not applicable.

      (b) With the employment of Mr. Kalani, Christopher E. Bell no longer is serving as the Company's Chief Accounting Officer. As described above, Mr. Bell will be transferring to the Bank's Commercial Lending Department.

      (c) As noted in Item 1.01 hereof, Neil Kalani, age 31, recently commenced employment as the Chief Accounting Officer of Willow Grove Bank. In such capacity, Mr. Kalani, who is a certified public accountant, also is deemed to be the Chief Accounting Officer of the Company. Prior to his employment with the Bank, Mr. Kalani was employed as an accounting manager with Comcast Cable Communications since June 2004 and, prior thereto, was an Audit Manager with



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           the accounting firm of KPMG, LLP.  As described in Item 1.01, above,
           Mr. Kalani has entered into a Change in Control Severance Agreement with the Bank. Mr. Kalani has not engaged in any transactions since July 1, 2004 with the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 8.01  Other Events
           ____________

     On January 19, 2006, the Company issued a press release announcing that it expects to release its earnings announcement for the second fiscal quarter on February 7, 2006 and providing details for its inaugural quarterly conference call to discuss the results for the quarter.

Item 9.01  Financial Statements and Exhibits
           _________________________________

      (a)  Not applicable.

      (b)  Not applicable.

      (c)  Not applicable.

      (d)  The following exhibit is included with this Report:

            Exhibit No.     Description
           _____________   __________________________________________________

               10.1        Change in Control Severance Agreement,
                           dated January 18, 2006, between Willow Grove Bank and Neil Kalani

               10.2        Change in Control Severance Agreement,
                           dated January 18, 2006, between Willow Grove Bank and Patrick Killeen

               10.3 Amendment No. 1, dated January 18, 2006, to the Employment Agreement between Willow Grove Bank and Christopher E. Bell

               99.1        Press release issued on January 19, 2006







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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WILLOW GROVE BANCORP, INC.



                                        By: /s/ Joseph T. Crowley
                                            _________________________________
                                            Name:   Joseph T. Crowley
                                            Title:  Chief Financial Officer


Date: January 20, 2006